EXHIBIT 99.2

Second Quarter 2004 Financial Review Comerica Incorporated July 15, 2004

Safe Harbor Statement This presentation and the oral statements relating to this presentation (the "Presentation") that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "expect", "believe", "intend", "estimate", "project", "may" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management's beliefs and assumptions based on information known to Comerica's management as of the date of this Presentation and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of the Company's revenues, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management, as of the date of this Presentation, with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company's actual results could differ materially from those discussed in this Presentation. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery, implementation of Comerica's strategies and business models, management's ability to maintain and expand customer relationships, changes in the accounting treatment of any particular item, the impact of regulatory examinations, changes in the businesses or industries in which Comerica has a concentration of loans, the anticipated performance of any new banking branches, the entry of new competitors in Comerica's markets, changes in the level of fee income, and changes in general economic conditions and related credit and market conditions. Forward-looking statements speak only as of the date they are made in this Presentation. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this presentation or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Agenda This presentation provides an overview of the second quarter 2004 financial performance for Comerica Incorporated. All information contained herein has been made public. Please refer to our press release and financial statements for additional detail. Highlights Income Statement Loan Growth Credit Quality Deposit Growth Capital Management Outlook Questions & Answers Appendix

Highlights

Net Interest Income & Margin Net Interest Income up $3 MM from 1Q04 to $448 MM Net Interest Margin of 3.77% is down 6 bps from 1Q04 due to higher short-term liquidity levels 2Q03 3Q03 4Q03 1Q04 2Q04 0.0398 0.037 0.0383 0.0383 0.0377

Non-Interest Income

Non-Interest Expenses

Geographic Loan Growth

Line of Business Loan Growth

Second Quarter Credit Quality Non-Accrual Loans Line of Business: Middle Market 51% Global Corporate 16% Small Business 13% Industry: Automotive 21% Services 15% Real Estate 12% Midwest Western Division Texas 0.6356 0.3146 0.0498 Midwest, Int'l & Other 64% Western Region 31% Texas 5% Geography based on location of loan office. Western Region includes: CA, AZ, NV, CO

Three Months Ended Dollar amounts in millions. Net change for balances <$2 MM, other than business loan charge-offs and loans sold, included in Payments / Other. Credit Quality Non-Accrual Loans

Line of Business: Middle Market 76% Global Corporate 12% Small Business 6% Industry: Contractors* 26% Services 17% Technology-related 16% Michigan & Nat'l Businesses Western Division Texas 20938 32793 2032 Texas 4% Western Region 59% Midwest, Int'l & Other 37% Geography based on location of loan office. Western Region includes: CA, AZ, NV,CO,WA *Loans classified as commercial, not real estate related. Second Quarter Credit Quality Net Charge Offs

2Q 2003 3Q 2003 4Q 2003 1Q 2004 2Q 2004 East 0.0189 0.0197 0.0199 0.0199 0.019 Credit Quality - Reserves $802 $802 $803 Allowance ($millions) $798 1.99% 1.90% $762

Line of Business Deposit Growth

Capital Management Estimated capital ratios: Tier 1 common 7.99% Tier 1 8.63% Total risk-based 12.90% Common shareholder's equity: $4.9 billion Approximately 2.1 million shares ($114 million) repurchased in the second quarter 2004. Remaining authorization: 10.3 million shares

2004 Trends Average loans slightly lower, with low-single digit end of period loan growth Low-single digit non-interest income growth, excluding securities gains Average net interest margin of about 3.80% $5 to $10 million reduction in non-interest expenses, excluding severance expense Average net charge-offs of approximately 50 - 55 basis points

Questions & Answers Ralph Babb, Chairman, President & CEO Beth Acton, EVP & Chief Financial Officer Dale Greene, EVP & Chief Credit Officer & Helen Arsenault, Director of Investor Relations

Appendix

2Q 2004 Average Loans

2Q 2004 Average Deposits